EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Quarterly Report of Jo-Ann Stores, Inc. (the “company”) on Form 10-Q for the quarter ended May 2, 2009, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned officers of the company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.
Dated: June 11, 2009

/s/ Darrell Webb Darrell Webb President and Chief Executive Officer

/s/ James Kerr James Kerr
Executive Vice President and Chief Financial Officer
A signed original of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.